AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

This agreement is Amendment No. 2 to that certain Stock Purchase Agreement dated as of January 12, 2013 by and among Drumright Group, LLC, Acquired Sales Corp., and Cogility Software Corporation (the "SPA"). Words and terms used in the SPA are used herein with the same meaning.

In consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties mutually agree to amend the SPA as follows, intending to be legally bound hereby:

1. Section 1.2 (a) shall be replaced in its entirety with the following language:

"(a) For the Cogility Capital Stock and Assets excluding Cogility's cash on hand and also excluding Cogility's accounts receivable in regard to completed work performed up to and through January 31, 2013 in accordance with Section 1.5, Buyer shall pay to Seller an aggregate amount ("the Purchase "Price") equal to Five Million Dollars ($5,000,000) minus the aggregate amount of the liabilities of Cogility that will be listed on an Attachment A hereto and incorporated herein as part of this Agreement (collectively the "attachment A Liabilities"), to be prepared and delivered by Seller to Buyer prior to the Closing The Purchase Price will be paid as follows:"

2. Section 1.2 (a) 2 is deleted in its entirety.

3. Section 1.2 (a) 3 shall be replaced in its entirety with the following language:

"(3) Second Payment: On February 11, 2014, Buyer shall pay to Seller an amount equal in cash to One Million Dollars ($1,000,000) (referred to as the "Second and Final Payment"), payable via wire transfer."

In Witness Whereof, the Parties have executed and delivered this Amendment No. 2 to Stock Purchase Agreement as of July 17, 2013.

DRUMRIGHT GROUP, LLC

DocuSigned by:

By: James H. Drumright

FA114F1382EA42B...

James Drumright

Title: Managing Partner

ACQUIRED SALES CORP.

By: Gerard M Jacobs

Gerard M. Jacobs

Title: Chief Executive Officer

COGILITY SOFTWARE CORPORATION

DocuSigned by:

By: James H. Drumright

FA114F1382EA42B...

James Drumright

Title: Chairman of the Board and President